______________________________________________________________________ Press Release For immediate release
Invesco Reports Results for Three Months Ended September 30, 2009 Investor Relations Contact: Aaron Uhde 404-479-2956 Media Relations Contact: Doug Kidd 404-479-2922

Atlanta, October 20, 2009 --- Invesco Ltd. (NYSE: IVZ) reported net income of $105.2 million for the quarter ended September 30, 2009 (the quarter ended June 30, 2009: $75.7 million). Diluted earnings per share were $0.24 for the third quarter (second quarter 2009: $0.18). Operating income was $151.6 million for the third quarter (second quarter 2009: $110.4 million).

“As the markets continue to recover, the success of Invesco’s disciplined response to last fall’s challenging markets is demonstrated by our higher operating income and solid margin improvement,” said Martin L. Flanagan, Invesco president and CEO. “This strong competitive position, built on the progress we have made over the last four years in unlocking the tremendous potential of our global organization, set the foundation for yesterday’s exciting announcement that Invesco will acquire Morgan Stanley’s retail asset management business, including Van Kampen Investments.”

	Q309	Q209
Operating revenues	$705.8m	$625.1m
Net revenues(1)	$534.8m	$469.9m
Net operating margin(2)	29.9%	25.1%
Net income attributable to common shareholders	$105.2m	$75.7m
Diluted EPS	$0.24	$0.18
Average assets under management (in billions)	$406.9	$376.5
(1)

Net revenues are operating revenues less third-party distribution, service and advisory expenses plus our proportional share of the net revenues of our joint venture investments. See the Schedule of Non-GAAP Information on page 7 for the reconciliation of operating revenues to net revenues.

(2)	Net operating margin is net operating income divided by net revenues. See the Schedule of Non-GAAP Information on page 7 for the reconciliation of operating income to net operating income.

Assets Under Management

Assets under management (AUM) at September 30, 2009 were $416.9 billion (June 30, 2009: $388.7 billion). The increase in AUM during the third quarter was largely due to increased market values, together with the impact of slightly more favorable foreign exchange rates. Average AUM during the third quarter were $406.9 billion, compared to $376.5 billion for the second quarter.

Market increases led to a $27.4 billion increase in AUM during the third quarter, compared to a $24.8 billion increase in the second quarter. Foreign exchange rate movements led to a $0.8 billion increase in AUM during the third quarter, compared to an increase of $11.0 billion in the second quarter.

Long-term net inflows were $2.6 billion for the third quarter, compared to $3.0 billion net inflows in the second quarter. Institutional money market net outflows were $2.6 billion for the third quarter, compared to $1.7 billion net inflows for the second quarter. Further analysis of AUM is included in the supplemental schedules to this release.

Earnings Summary

Operating revenues increased by $80.7 million (12.9%) to $705.8 in the third quarter, from $625.1 million in the second quarter, as a result of an overall increase in average AUM, favorable changes in the mix of asset classes, and the impact of average foreign exchange rate changes. The changes in foreign exchange rates added $13.3 million to operating revenues compared to the second quarter. Performance fees in the third quarter were $4.3 million, compared to $8.0 million in the second quarter. Other revenues in the third quarter grew by $4.3 million (28.5%) to $19.4 million, from $15.1 million in the second quarter, including increased transaction commissions within our real estate group. Net revenues increased by $64.9 million (13.8%) to $534.8 million in the third quarter (second quarter: $469.9 million). See the Schedule of Non-GAAP Information on page 7 for a reconciliation of operating revenues to net revenues.

Operating expenses increased by $39.5 million (7.7%) to $554.2 million in the third quarter, from $514.7 million in the second quarter, primarily due to the impact of higher market values on distribution related expenses and foreign exchange rate changes. Changes in foreign exchange rates increased operating expenses by $9.4 million in the third quarter compared to the second quarter.

Employee compensation expenses increased by $9.9 million (4.3%) to $238.9 million in the third quarter, from $229.0 million in the second quarter. Third quarter compensation expenses included a $5.9 million increase in variable compensation. Foreign exchange rate changes increased compensation expenses by $3.6 million compared to the second quarter.

Third-party distribution, service and advisory expenses increased by $17.2 million (10.3%) to $183.5 million in the third quarter, from $166.3 million in the second quarter, moving in line with the increase in investment management and service and distribution fees.

Marketing expenses increased by $3.8 million (15.9%) to $27.7 million in the third quarter, from $23.9 million in the second quarter, mainly due to higher marketing support payments.

Property, office and technology expenses increased by $14.4 million (29.6%) to $63.0 million in the third quarter, from $48.6 million in the second quarter, and included $12.0 million in charges relating to vacating leased property, including our Denver property as previously disclosed.

General and administrative expenses decreased by $5.8 million (12.4%) to $41.1 million in the third quarter, from $46.9 million in the second quarter. The second quarter included seasonally higher fund expenses and additional legal expenses related to product launches.

Equity in earnings of unconsolidated affiliates increased to $7.9 million in the third quarter, from $7.5 million in the second quarter. Net gains of $2.0 million were included in other gains and losses in the third quarter (second quarter: net gains of $10.0 million).

The effective tax rate, excluding noncontrolling interests, decreased to 29.3% for the third quarter from 32.2% for the second quarter principally due to the release of a provision for uncertain tax positions.

Capital Management

Cash and cash equivalents were $923.8 million at September 30, 2009 (June 30, 2009: $817.7 million). Total long-term debt remained unchanged during the third quarter at $1,039.9 million as of September 30, 2009, and the credit facility remained undrawn.

On October 16, 2009, the company declared a third quarter cash dividend of 10.25 cents per share to holders of our common shares. The dividend is payable on December 2, 2009, to shareholders of record at the close of business on November 18, 2009.

# # #

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Tuesday, October 20, 2009, at 10:00 a.m. ET, by dialing one of the following numbers: 1-888-455-2053 for U.S. and Canadian callers and 0800-917-6808 for U.K. callers or 1-517-268-4676 for international callers. An audio replay of the conference call will be available until Friday, October 31, 2009, at 5:00 p.m. ET by calling 1-800-860-4710 for U.S. and Canadian callers or 1-203-369-3368 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.

Condensed Consolidated Income Statements

(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q309	Q209	% Change	Q308	% Change
Operating revenues
Investment management fees	$570.3	$501.6	13.7%	$664.9	(14.2)%
Service and distribution fees	111.8	100.4	11.4%	129.4	(13.6)%
Performance fees	4.3	8.0	(46.3)%	18.1	(76.2)%
Other	19.4	15.1	28.5%	14.8	31.1%
Total operating revenues	705.8	625.1	12.9%	827.2	(14.7)%

Operating expenses
Employee compensation	238.9	229.0	4.3%	264.1	(9.5)%
Third-party distribution, service and advisory	183.5	166.3	10.3%	220.9	(16.9)%
Marketing	27.7	23.9	15.9%	34.8	(20.4)%
Property, office and technology	63.0	48.6	29.6%	50.5	24.8%
General and administrative	41.1	46.9	(12.4)%	61.7	(33.4)%
Total operating expenses	554.2	514.7	7.7%	632.0	(12.3)%

Operating income	151.6	110.4	37.3%	195.2	(22.3)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	7.9	7.5	5.3%	8.0	(1.3)%
Interest income	1.7	1.2	41.7%	8.0	(78.8)%
Gains and losses of consolidated investment products, net	2.1	(48.4)	N/A	2.8	(25.0)%
Interest expense	(16.9)	(16.5)	2.4%	(18.3)	(7.7)%
Other gains and losses, net	2.0	10.0	(80.0)%	(10.4)	N/A
Income before income taxes, including gains and losses attributable to noncontrolling interests	148.4	64.2	131.2%	185.3	(19.9)%
Income tax provision	(43.7)	(36.0)	21.4%	(49.2)	(11.2)%
Net income, including gains and losses attributable to noncontrolling interests	104.7	28.2	271.3%	136.1	(23.1)%
Losses/(gains) attributable to noncontrolling interests in consolidated entities, net	0.5	47.5	(98.9)%	(4.3)	N/A
Net income attributable to common shareholders	$105.2	$75.7	39.0%	$131.8	(20.2)%

Earnings per share:
---basic	$0.24	$0.18	33.3%	$0.34	(29.4)%
---diluted	$0.24	$0.18	33.3%	$0.33	(27.3)%

Average shares outstanding:
---basic	431.6	410.6	5.1%	388.4	11.1%
---diluted	437.7	416.8	5.0%	399.3	9.6%

Ending Headcount	4,908	5,084	(3.5)%	5,354	(8.3)%
Ending AUM (in billions)	$416.9	$388.7	7.3%	$409.6	1.8%

Invesco Ltd.

Condensed Consolidated Income Statements

(Unaudited, in millions, other than per share amounts, headcount, and AUM)

	Nine Months Ended September 30,
	2009	2008	% Change
Operating revenues
Investment management fees	$1,508.4	$2,139.3	(29.5)%
Service and distribution fees	301.2	411.1	(26.7)%
Performance fees	23.2	51.3	(54.8)%
Other	46.7	71.5	(34.7)%
Total operating revenues	1,879.5	2,673.2	(29.7)%

Operating expenses
Employee compensation	703.7	819.8	(14.2)%
Third-party distribution, service and advisory	498.0	712.9	(30.1)%
Marketing	78.5	116.9	(32.8)%
Property, office and technology	157.5	156.3	0.8%
General and administrative	118.0	204.0	(42.2)%
Total operating expenses	1,555.7	2,009.9	(22.6)%

Operating income	323.8	663.3	(51.2)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	17.9	35.5	(49.6)%
Interest income	7.7	30.0	(74.3)%
Gains and losses of consolidated investment products, net	(132.8)	(1.2)	N/A
Interest expense	(49.3)	(59.1)	(16.6)%
Other gains and losses, net	7.8	(18.0)	N/A
Income before income taxes, including gains and losses attributable to noncontrolling interests	175.1	650.5	(73.1)%
Income tax provision	(100.0)	(200.2)	(50.0)%
Net income, including gains and losses attributable to noncontrolling interests	75.1	450.3	(83.3)%
Losses/(gains) attributable to noncontrolling interests in consolidated entities, net	136.5	(0.5)	N/A
Net income attributable to common shareholders	$211.6	$449.8	(53.0)%

Earnings per share:
---basic	$0.51	$1.15	(55.7)%
---diluted	$0.51	$1.12	(54.5)%

Average shares outstanding:
---basic	411.5	389.5	5.6%
---diluted	417.8	400.2	4.4%

Ending Headcount	4,908	5,354	(8.3)%
Ending AUM (in billions)	$416.9	$409.6	1.8%

Invesco Ltd.

Schedule of Non-GAAP Information

(Unaudited, in millions)

The following is a reconciliation of operating revenues, operating income and operating margin on a U.S. GAAP basis to net revenues, net operating income and net operating margin(1).

	Q309	Q209	Q308
Operating revenues, GAAP basis	$705.8	$625.1	$827.2
Third-party distribution, service and advisory expenses	(183.5)	(166.3)	(220.9)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	12.5	11.1	11.7
Net revenues(1)	$534.8	$469.9	$618.0

Operating income, GAAP basis	$151.6	$110.4	$195.2
Proportional share of operating income from joint venture investments	8.2	7.7	7.0
Net operating income(1)	$159.8	$118.1	$202.2

Operating margin*	21.5%	17.7%	23.6%
Net operating margin**(1)	29.9%	25.1%	32.7%

	For the nine months ended September 30,
	2009	2008
Operating revenues, GAAP basis	$1,879.5	$2,673.2
Third-party distribution, service and advisory expenses	(498.0)	(712.9)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	33.2	47.3
Net revenues(1)	$1,414.7	$2,007.6

Operating income, GAAP basis	$323.8	$663.3
Proportional share of operating income from joint venture investments	21.7	32.6
Net operating income(1)	$345.5	$695.9

Operating margin*	17.2%	24.8%
Net operating margin**(1)	24.4%	34.7%

*	Operating margin is equal to operating income divided by operating revenues.
**	Net operating margin is equal to net operating income divided by net revenues.

(1)

Net revenues, net operating income and net operating margin are non-GAAP financial measures. The most comparable U.S. GAAP measures are operating revenues, operating income and operating margin. Management believes that the deduction of third-party distribution, service and advisory expenses from operating revenues in the computation of net revenues and the related computation of net operating margin provides useful information to investors because the distribution, service and advisory fee amounts represent costs that are passed through to external parties, which essentially are a share of the related revenues. Management also believes that the addition of our proportional share of revenues, net of distribution expenses, from joint venture investments in the computation of net revenues and the addition of our proportional share of operating income in the related computations of net operating income and net operating margin also provide useful information to investors, as management considers it appropriate to evaluate the contribution of its joint ventures to the operations of the business. Net revenues, net operating income and net operating margin should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Invesco Ltd.

Quarterly Assets Under Management

(in billions)	Q309	Q209	% Change	Q308
Beginning Assets	$388.7	$348.2	11.6%	$461.3
Long-term inflows	19.4	18.1	7.2%	16.8
Long-term outflows	(16.8)	(15.1)	11.3%	(19.8)
Long-term net flows	2.6	3.0	(13.3)%	(3.0)
Net flows in money market funds	(2.6)	1.7	N/A	(8.1)
Market gains and losses/reinvestment	27.4	24.8	10.5%	(29.6)
Foreign currency translation	0.8	11.0	(92.7)%	(11.0)
Ending Assets	$416.9	$388.7	7.3%	$409.6

Average long-term AUM	$317.1	$285.9	10.9%	$364.4
Average institutional money market AUM	89.8	90.6	(0.9)%	83.9
Average AUM	$406.9	$376.5	8.1%	$448.3
Gross revenue yield on AUM(a)	70.1bps	67.1bps		74.5bps
Gross revenue yield on AUM before performance fees(a)	69.6bps	66.2bps		72.8bps
Net revenue yield on AUM(b)	52.6bps	49.9bps		55.1bps
Net revenue yield on AUM before performance fees(b)	52.1bps	49.1bps		53.5bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
June 30, 2009(c)	$388.7	$169.0	$205.9	$13.8
Long-term inflows	19.4	14.5	3.7	1.2
Long-term outflows	(16.8)	(10.1)	(5.6)	(1.1)
Long-term net flows	2.6	4.4	(1.9)	0.1
Net flows in money market funds	(2.6)	—	(2.6)	—
Market gains and losses/reinvestment	27.4	23.6	2.7	1.1
Foreign currency translation	0.8	0.1	0.7	—
September 30, 2009	$416.9	$197.1	$204.8	$15.0

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
June 30, 2009(c)	$388.7	$141.1	$68.4	$36.3	$94.4	$48.5
Long-term inflows	19.4	10.5	5.0	2.1	0.3	1.5
Long-term outflows	(16.8)	(8.5)	(3.0)	(1.9)	(0.6)	(2.8)
Long-term net flows	2.6	2.0	2.0	0.2	(0.3)	(1.3)
Net flows in money market funds	(2.6)	—	—	—	(2.6)	—
Market gains and losses/reinvestment	27.4	20.1	2.9	3.2	—	1.2
Foreign currency translation	0.8	0.1	—	0.6	0.1	—
September 30, 2009	$416.9	$163.3	$73.3	$40.3	$91.6(e)	$48.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2009(c)	$388.7	$243.6	$25.3	$68.3	$26.7	$24.8
Long-term inflows	19.4	8.8	0.3	5.6	2.6	2.1
Long-term outflows	(16.8)	(8.2)	(1.2)	(2.4)	(3.1)	(1.9)
Long-term net flows	2.6	0.6	(0.9)	3.2	(0.5)	0.2
Net flows in money market funds	(2.6)	(1.1)	(0.1)	(0.2)	(0.1)	(1.1)
Market gains and losses/reinvestment	27.4	11.1	2.3	9.3	2.4	2.3
Foreign currency translation	0.8	—	2.0	(2.1)	0.3	0.6
September 30, 2009	$416.9	$254.2	$28.6	$78.5	$28.8	$26.8

(a)

Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. Our share of the average AUM in the third quarter for our JVs in China was $3.9 billion (second quarter 2009: $3.6 billion; third quarter 2008: $3.9 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income.

(b)

Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the Schedule of Non-GAAP Information on page 7 of this release for a reconciliation of operating revenues to net revenues.

(c)	The beginning balances were adjusted to reflect certain asset reclassifications.
(d)	The alternatives asset class includes financial structures, absolute return, real estate, private equity, asset allocation, portable alpha and multiple asset strategies.
(e)	Ending Money Market AUM includes $87.2 billion in institutional money market AUM and $4.4 billion in retail money market AUM.

Invesco Ltd.

Year-to-Date Assets Under Management

(in billions)	Sept 30, 2009	Sept 30, 2008	% Change
Beginning Assets	$357.2	$500.1	(28.6)%
Long-term inflows	51.8	57.2	(9.4)%
Long-term outflows	(45.5)	(74.7)	(39.1)%
Long-term net flows	6.3	(17.5)	NA
Net flows in money market funds and other	7.7	6.0	28.3%
Market gains and losses /reinvestment	35.9	(69.1)	NA
Foreign currency translation	9.8	(9.9)	NA
Ending Assets	$416.9	$409.6	1.8%

Average long-term AUM	$289.4	$387.5	(25.3)%
Average institutional money market AUM	88.8	81.1	9.5%
Average AUM	$378.2	$468.6	(19.3)%
Gross revenue yield on AUM(a)	66.9bps	76.9bps
Gross revenue yield on AUM before performance fees(a)	66.1bps	75.4bps
Net revenue yield on AUM(b)	49.9bps	57.1bps
Net revenue yield on AUM before performance fees(b)	49.1bps	55.7bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2008(c)	$357.2	$149.3	$194.6	$13.3
Long-term inflows	51.8	36.5	11.1	4.2
Long-term outflows	(45.5)	(27.5)	(14.0)	(4.0)
Long-term net flows	6.3	9.0	(2.9)	0.2
Net flows in money market funds	7.7	(0.2)	7.9	—
Market gains and losses /reinvestment	35.9	30.7	3.7	1.5
Foreign currency translation	9.8	8.3	1.5	—
September 30, 2009	$416.9	$197.1	$204.8	$15.0

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
December 31, 2008(c)	$357.2	$127.6	$61.5	$32.8	$84.2	$51.1
Long-term inflows	51.8	24.6	14.3	6.5	1.9	4.5
Long-term outflows	(45.5)	(22.0)	(8.9)	(6.2)	(2.5)	(5.9)
Long-term net flows	6.3	2.6	5.4	0.3	(0.6)	(1.4)
Net flows in money market funds	7.7	—	—	—	7.7	—
Market gains and losses /reinvestment	35.9	27.2	5.1	5.2	0.1	(1.7)
Foreign currency translation	9.8	5.9	1.3	2.0	0.2	0.4
September 30, 2009	$416.9	$163.3	$73.3	$40.3	$91.6(e)	$48.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2008(c)	$357.2	$232.5	$24.1	$56.7	$22.4	$21.5
Long-term inflows	51.8	25.0	1.5	13.6	6.4	5.3
Long-term outflows	(45.5)	(23.9)	(3.7)	(5.4)	(7.1)	(5.4)
Long-term net flows	6.3	1.1	(2.2)	8.2	(0.7)	(0.1)
Net flows in money market funds	7.7	5.2	—	(0.1)	3.2	(0.6)
Market gains and losses /reinvestment	35.9	15.4	3.4	8.7	3.0	5.4
Foreign currency translation	9.8	—	3.3	5.0	0.9	0.6
September 30, 2009	$416.9	$254.2	$28.6	$78.5	$28.8	$26.8

(a)

Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. Our share of the average AUM in the first nine months of 2009 for our JVs in China was $3.6 billion (first nine months of 2008: $5.0 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income.

(b)

Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the Schedule of Non-GAAP Information on page 7 of this release for a reconciliation of operating revenues to net revenues.

(c)	The beginning balances were adjusted to reflect certain asset reclassifications.
(d)	The alternatives asset class includes financial structures, absolute return, real estate, private equity, asset allocation, portable alpha and multiple asset strategies.
(e)	Ending Money Market AUM includes $87.2 billion in institutional money market AUM and $4.4 billion in retail money market AUM.

Invesco Ltd.

Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	70%	96%	96%	89%	85%	90%
	U.S. Growth	18%	35%	68%	20%	19%	32%
	U.S. Value	100%	94%	23%	88%	7%	7%
	Sector	88%	77%	73%	57%	60%	57%
	U.K.	7%	91%	93%	7%	89%	94%
	Canadian	59%	2%	25%	57%	23%	23%
	Asian	43%	87%	89%	51%	76%	81%
	Continental European	75%	66%	85%	61%	62%	62%
	Global	40%	60%	77%	60%	37%	13%
	Global Ex U.S. and Emerging Markets	94%	95%	95%	95%	98%	98%
Balanced
	Balanced	75%	50%	60%	72%	41%	47%
Fixed Income
	Money Market	73%	74%	71%	89%	95%	95%
	U.S. Fixed Income	65%	59%	69%	48%	63%	63%
	Global Fixed Income	70%	62%	80%	74%	76%	77%

Note:

For most products the rankings are as of 9/30/09. Exceptions include institutional products (6/30/09) and Australian retail (8/31/09). Includes assets with a minimum 1-year composite track record and populated benchmark return (for % assets ahead of benchmark) or peer group (for % assets in top half of peer group). AUM measured in the one-, three-, and five-year peer group rankings represents 68%, 67%, and 65% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 85%, 82%, and 76% of total Invesco AUM, respectively, as of 9/30/09. Excludes Invesco PowerShares, W.L. Ross & Co., Invesco Private Capital, non-discretionary direct real estate products and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.